CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Ecom Ecom.com, Inc.


We consent to the inclusion of our audited financial statements for the years ended May 31, 1998 and May 31, 1999 in the S-1 Registration Statement currently being filed with the Securities and Exchange Commission.




/s/ Hafer & Gilmer
Hafer & Gilmer CPA's
March 24, 2000